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                                                                EXHIBIT 10.4

THIS DEBENTURE, AND THE SHARES OF COMMON STOCK OF LITTLEFIELD, ADAMS & COMPANY (THE "COMPANY") TO BE ACQUIRED UPON THE CONVERSION OF THIS DEBENTURE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WITH THE SECURITIES COMMISSION OF ANY STATE AND MAY NOT BE PLEDGED, SOLD, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS AN EXEMPTION FROM THE REQUIREMENT OF SUCH REGISTRATION IS THEN AVAILABLE AND DEMONSTRATED BY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY. IN ADDITION, THE TRANSFER OF THIS DEBENTURE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF PURSUANT TO WHICH THIS DEBENTURE WAS ISSUED, A COPY OF WHICH AGREEMENT MAY BE EXAMINED WITHOUT CHARGE AT THE OFFICES OF THE COMPANY. THIS DEBENTURE IS ONE OF SEVERAL DEBENTURES OF LIKE TENOR ISSUED PURSUANT TO AND GOVERNED BY CERTAIN AGREEMENTS BY AND BETWEEN THE COMPANY AND THE PURCHASERS SUBSCRIBING THERETO.




No._________                                                           $________


                          LITTLEFIELD, ADAMS & COMPANY
                      7% CONVERTIBLE SUBORDINATED DEBENTURE

                                                           Huber Heights, Ohio
                                                              April     , 1998


          THIS DEBENTURE is one of a duly authorized issue of up to $1,200,000 in Debentures of LITTLEFIELD, ADAMS & COMPANY, a corporation duly organized and existing under the laws of the state of New Jersey (the "Company") designated as its 7% Convertible Subordinated Debentures.

          FOR VALUE RECEIVED, the Company hereby promises to pay to , the registered holder hereof or it registered assigns (the "Holder"), the principal sum of United States Dollars (US $ ) and to pay interest on the principal sum outstanding from time to time at the rate of seven percent (7%) per annum accruing from the date hereof. This Debenture is due and payable on demand; provided, however, that demand for payment shall not be made (and this Debenture shall not be due or payable) prior to the eighteen (18) month anniversary of the date hereof. Interest (computed on the basis of the number of days elapsed in a 365 day year) on the principal sum outstanding from time to time shall be paid in arrears on the last day of March and September in each year

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commencing September 30, 1998 at the rate of seven percent (7%) per annum.
Accrual of interest shall commence on the first business day to occur after the date hereof and shall continue to accrue on the unpaid principal amount hereof until payment in full of the principal sum has been made or duly provided for or until this Debenture has been converted in full. Payment of principal and interest shall be made by check mailed and addressed to the registered Holder hereof at the address shown in the register maintained by the Company for such purpose or, at the option of the Holder, in such manner and at such place in the United States of America acceptable to the Company as the Holder shall have designated to the Company in writing.

          1.      Conversion of Debenture.

          (a) Conversion. (i) The Holder of this Debenture is entitled, at its option, at any time from and after the first anniversary of the date hereof, to convert the principal amount of this Debenture, in whole or in part (but if in part, not as to less than $10,000 of the principal amount hereof), into shares of common stock of the Company, par value $1.00 per share (the "Common Stock"), at a conversion price for each share of Common Stock equal to seventy-five cents (US $.75) (the "Conversion Price"). (For example, if this Debenture were in the original principal amount of $100,000 and the Holder were to convert $75,000 in principal amount of this Debenture, the Holder would receive 100,000 shares of Common Stock in respect of such conversion and (as described below in this Section 1) a new Debenture of like tenor in the principal amount of $25,000. In addition, the Holder would receive, in cash or in shares of Common Stock valued at $.75 per share, accrued interest on the portion of the Debenture so converted.)

          (ii) Conversion shall be effected by surrender of this Debenture, with the form of conversion notice attached hereto as Exhibit A, duly executed by the Holder, to the Company evidencing such Holder's intention to convert this Debenture or a specified portion hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued and unpaid on the principal amount hereof to be so converted shall, at the option of the Company, be paid in cash or Common Stock upon conversion. No fraction of shares or scrip representing fractions of shares will be issued on conversion. Subject to subsection (c) hereof, the date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Company, or if earlier, the date set forth in such notice of conversion if the Debenture is received by the Company within three (3) business days therefrom. Notwithstanding anything to the contrary herein, if the Company elects to prepay all or a portion of this Debenture pursuant to Section 3 hereof, the right to convert the portion of the Debenture to be prepaid shall expire unless the Company shall have actually received this Debenture and a duly executed notice of conversion not later than three (3) business days preceding any Prepayment Date (as defined in Section 3).

     (b) Delivery of Stock Certificates, etc. As soon as practicable after the conversion of this Debenture in full or in part, the Company at its expense (including the payment by it

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of any applicable issue taxes) will cause to be issued in the name of and delivered to the registered Holder hereof:

          (i) a certificate or certificates for the number of whole shares of Common Stock to which such Holder shall be entitled upon such conversion (including, at the election of the Company, shares in respect of accrued and unpaid interest on the principal amount hereof so converted) plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the portion of the Conversion Price representing such fractional share; plus, if the Company so elects, cash in respect of accrued and unpaid interest on the principal amount hereof so converted; and

          (ii) in case such conversion is in part only, a new Debenture of like tenor, in a principal amount equal to the principal amount hereof minus the principal amount of this Debenture converted as provided in subsection (a) of this Section 1.

          (c) Transfer; Securities Act Compliance. This Debenture has been issued without registration under the Securities Act of 1933, as amended (the "Act") and other applicable state securities laws in reliance upon the investment and other representations of the original purchaser hereof. This Debenture, and any shares of common stock issued upon conversion hereof, may be transferred or assigned only in compliance with the provisions of the Act, either pursuant to an effective registration statement thereunder or in accordance with an exemption from the registration requirements thereof. In the event of any proposed transfer of this Debenture, or the shares of Common Stock issued or issuable upon conversion hereof, the Company may require, in its sole and absolute discretion, prior to issuance of a new Debenture or such shares in the name of such other person, that it receive reasonable transfer documentation including legal opinions of counsel reasonably acceptable to the Company, that the issuance of the Debentures or the shares in such other name does not and will not cause a violation of the Act or any applicable state securities laws.

     2. Tax Related Matters. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and the Holder shall execute and deliver all required documentation in connection therewith.

     3. Prepayment of Debenture. At any time on and after the first anniversary of the date of this Debenture, the Company may prepay the outstanding principal amount of this Debenture, in whole or in part, plus accrued and unpaid interest, if any, to the applicable prepayment date (each a "Prepayment Date"), upon sixty
(60) calendar days' prior written notice from the Company to the Holder; provided that no such notice shall be given prior to the first anniversary of the date hereof; and provided further, that the amount to be paid by the Company upon any such prepayment (the "Prepayment Amount") shall be equal to the sum of
(i) the principal amount of this Debenture to be prepaid (the "Prepaid Principal Amount"), plus (ii) all accrued and unpaid interest on the Prepaid Principal Amount to the


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Prepayment Date, plus (iii) an additional amount (the "Premium Amount")
determined by multiplying the Prepaid Principal Amount by the amounts set forth in the following schedule:

          Prepayment Date                                       Multiple
          ---------------                                       --------
          June 1, 1999 - March 31, 2000                          0.20
          April 1, 2000 - March 31, 2001                         0.15
          April 1, 2001 - March 31, 2002                         0.10
          April 1, 2002 - March 31, 2003                         0.05
          From and after April 1, 2003                           0.00

On any Prepayment Date, upon receipt by the Company of the original Debenture, the Company shall pay to the Holder of any Debenture which has been called for prepayment and has not been previously converted into shares of Common Stock pursuant to Section 1 hereof, the Prepayment Amount. After the close of business on any Prepayment Date, whether or not this Debenture shall have been delivered to the Company, the principal amount of this Debenture shall be reduced by the Prepaid Principal Amount. The prepaid principal shall cease to accrue interest and all rights of the Holder thereof with respect to such prepaid principal amount shall cease on such date, except the right to receive the amount payable hereunder on presentation and surrender of the original Debenture. If any such prepayment is in part only, a new Debenture of like tenor shall be issued to the registered holder hereof, such new Debenture to be in the principal amount equal to the principal amount hereof minus the principal amount (but not the Premium Amount) prepaid. Any prepayment by the Company shall be made on a pro rata basis with all of the Company's other 7% Convertible Subordinated Debentures. Notwithstanding the foregoing, the Company's right to prepay this Debenture is subject to the Holder's right to convert all or a portion of this Debenture in accordance with (and subject to the terms and conditions of) Section 1 hereof; provided, that as set forth in such Section 1, the right to convert any portion of the Debenture to be prepaid shall expire unless the Company shall have actually received this Debenture and a duly executed notice of conversion not later than three (3) business days preceding any Prepayment Date.

          4. Adjustments for Consolidation, Merger, etc. If the Company merges or consolidates with another entity or sells or transfers all or substantially all of its assets to another entity and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth herein into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. The number of shares of Common Stock into which this Debenture may be converted shall be appropriately


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adjusted by the Company in the event of any forward or reverse stock split declared by the Company.

          5. No Impairment. The Company (a) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the conversion of all Debentures from time to time outstanding, and (b) will not consolidate with or merge into any other entity where the Company is not the continuing or surviving person, or permit any other person to consolidate with or merge into the Company where the Company is the continuing or surviving entity if, in connection with such consolidation or merger, the Common Stock then issuable upon the conversion of this Debenture shall be changed into or exchanged for stock or other securities or property of any other person, unless, the continuing or surviving entity after such consolidation or merger or the entity issuing or distributing such stock or other securities or property, as the case may be, shall expressly assume in writing and be bound by all the terms of this Debenture.

          6. Reservation of Stock, etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of this Debenture, all shares of Common Stock from time to time issuable upon the conversion of this Debenture. All shares of Common Stock issuable upon the conversion of this Debenture shall be duly authorized, and when issued, validly issued, fully paid and non-assessable with no liability on the part of the holders thereof.

          7. Replacement of Debentures. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Debenture and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond (or, in the sole discretion of the Company, an indemnity agreement satisfactory to the Company), reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Debenture, the Company at its expense will execute and deliver, in lieu thereof, a new Debenture of like tenor.

          8. Subordination. (a) General. The Holder of this Debenture by the Holder's acceptance hereof, and each subsequent Holder, by its acceptance of any interest in this Debenture, agree that the indebtedness represented hereby shall be subordinate in right of payment to the prior payment in full of all obligations of the Company in respect of indebtedness to banks or other lending institutions now existing or hereafter incurred which may be designated as senior indebtedness by the board of directors of the Company (hereinafter referred to as "Senior Indebtedness"). Without limiting the generality of the foregoing, the term "Senior Indebtedness" shall include (and the indebtedness represented hereby shall therefore be subordinate in right of payment to), the Company's indebtedness to the Bank of Floyd whether presently outstanding or hereafter incurred, and including all renewals, modifications and extensions thereof.

              (b) In Furtherance of Subordination. No payments of principal of or interest on this Debenture may be made while any event of default exists in respect of any Senior


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Indebtedness, and the Holder hereof agrees that any payments which would otherwise be made pursuant hereto shall be applied to the Senior Indebtedness, and any such payments received by the Holder hereof shall be held in trust for the holders of the Senior Indebtedness until all such events of default have been cured.

                  (c) Further Assurance. The Holder hereof agrees to take any and all further action and to execute and deliver any further documents that any holder or holders of Senior Indebtedness may reasonably request in order to preserve and protect any right or interest granted or intended to be granted hereby.

                  (d) Convertibility. Nothing herein shall be deemed to restrict the right of conversion of this Debenture as elsewhere provided herein.

          9. Default. The occurrence of any of the following conditions or events shall constitute an "Event of Default" hereunder:

                  (a) The Company shall default in the payment of principal hereof or of interest hereon as and when the same shall become due and payable, which default shall continue for a period of ten (10) days or more following written notice of such default to the Company by the Holder hereof; or

                  (b) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of thirty (30) calendar days following written notice by the Holder to the Company of such failure; or

                  (c) The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company; or

                  (d) If, within sixty (60) days after the commencement of any action against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.


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Upon the occurrence and during the continuance of any such Event of Default, the registered holder of this Debenture may, by written notice to the Company, declare this Debenture to be due and payable, whereupon this Debenture, and all interest hereon accrued and unpaid to and including the date of such declaration, shall forthwith mature and become due and payable without presentment, demand, protest or other notice.

          10. Ownership of Debenture. Until this Debenture is transferred on the books of the Company, the Company may treat the person in whose name this Debenture is issued as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. A Debenture, if properly assigned, may be converted by a new Holder without first having a new Debenture issued.

          11. Notices, etc. Except as otherwise provided herein, all notices and other communications from the Company to the Holder of this Debenture shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Debenture who has so furnished an address to the Company.

          12. Waivers. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Debenture shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

          13. Modification. This Debenture may not be modified or discharged (other than by payment or conversion), except by a writing duly executed by the Company and the Holder.

          14. Waiver of Notice Upon Default. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right at any and all times which the Holder had or is existing hereunder.

          15. Headings. The headings of the various sections of this Debenture are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

          16. Date of Payments on Saturdays, Sundays and Holidays. In the event the date for the payment of any amount payable hereunder falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding business day and interest shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.


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          17. Governing Law. This Debenture shall be governed by and construed under the laws of the State of New York of the United States of America applicable to instruments made and to be performed entirely within such State. The Holder (a) agrees that any legal suit, action or proceeding arising out of or relating to this Debenture will be instituted exclusively in the state courts of or the federal courts sitting in the State of New York, (b) waives any objection which the Holder may have now or hereafter to the venue of any such suit, action or proceeding relating to this Debenture, and (c) irrevocably consents to the jurisdiction of such courts in any such suit, action or proceeding relating to this Debenture. The Holder further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding and agrees that service of process upon the Holder, mailed by certified mail to the Holder's address, will be deemed in every respect effective service of process upon the Holder in any such suit, action or proceeding. BOTH THE COMPANY AND THE HOLDER HEREOF HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS DEBENTURE.

          IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by an officer thereunto duly authorized.

Dated ____________ , 1998

                                            LITTLEFIELD, ADAMS & COMPANY



                                            By________________________________
                                               Name:
                                               Title:
ATTEST:

_________________________



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                                    EXHIBIT A

                              NOTICE OF CONVERSION

   [To be Executed by the Registered Holder in order to Convert the Debenture]


To LITTLEFIELD, ADAMS & COMPANY:

          The undersigned irrevocably elects to convert $_____* of the principal amount of Debenture No. __ for conversion into shares of Common Stock, par value $1.00 per share, of LITTLEFIELD, ADAMS & COMPANY (the "Company") in accordance with the provisions of such Debenture and hereby requests that the certificates for such shares be issued in the name of the undersigned Registered Holder, and delivered to, ___, whose address is _________________________________.

Date of Conversion**_______________________________________________________


Signature__________________________________________________________________
        (SIGNATURE MUST CONFORM IN ALL RESPECTS TO THE NAME OF HOLDER AS
         SPECIFIED ON THE FACE OF THE DEBENTURE)


Address_____________________________________________________________________

       _____________________________________________________________________


_________________
* Insert here the unpaid principal amount of the Debenture (or, in the case of a partial conversion, the portion thereof as to which the Debenture is being converted.

** This original Debenture and Notice of Conversion must be received by the Company by the third business date following the date of Conversion.


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